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                                                                EXHIBIT 23.7

                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

         The undersigned hereby consents to the incorporation by reference in the proxy and consent statement/prospectus constituting part of the St. Mary Land & Exploration Company registration statement on Form S-4 (Registration No. 333-_______) of data derived from our reserve report dated January 15, 1999 relating to the oil and gas reserves of St. Mary Land & Exploration Company at December 31, 1998. We also consent to the reference to this firm under the caption "Experts" and elsewhere in such proxy and consent statement/prospectus.


                                       /S/ RYDER SCOTT COMPANY, L.P.

                                       RYDER SCOTT COMPANY, L.P.

Denver, Colorado
August 13, 1999